Exhibit 99.1 CONTACTS MEDIA: Marcey Zwiebel (412) 762-4550 media.relations@pnc.com INVESTORS: Bryan Gill (412) 768-4143 investor.relations@pnc.com PNC ANNOUNCES REDEMPTION OF ALL DEPOSITARY SHARES REPRESENTING INTERESTS IN SERIES Q STOCK PITTSBURGH, July 31, 2020 – The PNC Financial Services Group, Inc. (NYSE: PNC) today announced the redemption on Sept. 1, 2020, of $480,000,000 of Depositary Shares (CUSIP: 693475832) (the “Depositary Shares”) representing interests in PNC’s 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q (the “Series Q Preferred Stock”). Each Depositary Share represents a 1/4,000th interest in a share of the Series Q Preferred Stock. All 19,200,000 Depositary Shares currently outstanding will be redeemed. The Depositary Shares will be redeemed at a redemption price of $25.00 per Depositary Share plus declared and unpaid dividends of $0.3359375 per Depositary Share, representing the dividend for the period from June 1, 2020 to, but excluding, Sept. 1, 2020. The Depositary Shares are held through the Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Payment to DTC will be made by Computershare Trust Company, N.A., the Depositary, in accordance with the Deposit Agreement governing the Depositary Shares. The address for Computershare Trust Company, N.A. is 462 South 4th Street, Suite 1600, Louisville, KY 40202. The PNC Financial Services Group, Inc. is one of the largest diversified financial services institutions in the United States, organized around its customers and communities for strong relationships and local delivery of retail and business banking including a full range of lending products; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management. For information about PNC, visit www.pnc.com. # # #